EXHIBIT 9

                                                                  EXECUTION COPY


                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                               November 13, 2001,



                                      among

                         MEMC ELECTRONIC MATERIALS, INC.
                                  as Borrower,

                            The Lenders Party Hereto,

                                       and

                               CITICORP USA, INC.,
                  as Administrative Agent and Collateral Agent

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Defined Terms................................................1

Section 1.02.     Terms Generally.............................................21

Section 1.03.     Accounting Terms; GAAP......................................21

                                   ARTICLE II

                                   THE CREDITS

Section 2.01.     Commitments.................................................21

Section 2.02.     Loans and Borrowings........................................21

Section 2.03.     Requests for Borrowings.....................................22

Section 2.04.     Funding of Borrowings.......................................23

Section 2.05.     Interest Elections..........................................23

Section 2.06.     Termination and Reduction of Commitments....................25

Section 2.07.     Repayment of Loans; Evidence of Debt........................25

Section 2.08.     Prepayment of Loans.........................................26

Section 2.09.     Fees........................................................27

Section 2.10.     Interest....................................................27

Section 2.11.     Alternate Rate of Interest..................................28

Section 2.12.     Increased Costs.............................................29

Section 2.13.     Break Funding Payments......................................29

Section 2.14.     Taxes.......................................................30

Section 2.15.     Payments Generally; Pro Rata Treatment; Sharing of
                  Set-offs....................................................31

Section 2.16.     Mitigation Obligations; Replacement of Lenders..............33

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01.     Organization; Powers........................................34

Section 3.02.     Authorization; Enforceability...............................34

Section 3.03.     Governmental Approvals; No Conflicts........................34

Section 3.04.     Financial Condition; No Material Adverse Change.............34

Section 3.05.     Properties..................................................35

Section 3.06.     Litigation and Environmental Matters........................35

Section 3.07.     Compliance with Laws and Agreements.........................36

Section 3.08.     Investment and Holding Company Status.......................36

Section 3.09.     Taxes.......................................................36

Section 3.10.     ERISA.......................................................36

Section 3.11.     Disclosure..................................................38

Section 3.12.     Subsidiaries................................................38

Section 3.13.     Insurance...................................................38

Section 3.14.     Labor Matters...............................................38

                                   ARTICLE IV

                                   CONDITIONS

Section 4.01.     Effective Date..............................................39

Section 4.02.     Each Borrowing..............................................40

Section 4.03.     Initial $30,000,000 of Borrowings...........................40

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

Section 5.01.     Financial Statements and Other Information..................41

Section 5.02.     Notices of Material Events..................................42

Section 5.03.     Information Regarding Collateral............................43

Section 5.04.     Existence; Conduct of Business..............................43

Section 5.05.     Payment of Obligations......................................44

Section 5.06.     Maintenance of Properties...................................44

Section 5.07.     Insurance...................................................44

Section 5.08.     Casualty and Condemnation...................................44

Section 5.09.     Books and Records; Inspection and Audit Rights..............44

Section 5.10.     Compliance with Laws........................................44

Section 5.11.     Use of Proceeds.............................................45

Section 5.12.     Additional Subsidiaries.....................................45

Section 5.13.     Further Assurances; Transfer of Joint Venture Stock.........45

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Section 6.01.     Indebtedness; Certain Equity Securities.....................46

Section 6.02.     Liens.......................................................47

Section 6.03.     Fundamental Changes.........................................48

Section 6.04.     Investments, Loans, Advances, Guarantees and Acquisitions...49

Section 6.05.     Asset Sales.................................................51

Section 6.06.     Sale and Leaseback Transactions.............................51

Section 6.07.     Hedging Agreements..........................................52

Section 6.08.     Restricted Payments; Certain Payments of Indebtedness.......52

Section 6.09.     Transactions with Affiliates................................52

Section 6.10.     Restrictive Agreements......................................53

Section 6.11.     Amendment of Material Documents.............................53

Section 6.12.     Minimum Quarterly Consolidated EBITDA.......................54

Section 6.13.     Minimum Monthly Consolidated Backlog........................54

Section 6.14.     Minimum Monthly Consolidated Revenue........................56

Section 6.15.     Capital Expenditures........................................58

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                                  ARTICLE VIII

                                   THE AGENTS

                                   ARTICLE IX

                       MANAGEMENT RIGHTS FOR FUND LENDERS

Section 9.01.     Management Rights...........................................63

Section 9.02.     Termination; Transfer.......................................64

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01.    Notices.....................................................65

Section 10.02.    Waivers; Amendments.........................................65

Section 10.03.    Expenses; Indemnity; Damage Waiver..........................66

Section 10.04.    Successors and Assigns......................................67

Section 10.05.    Survival....................................................69

Section 10.06.    Counterparts; Integration; Effectiveness....................70

Section 10.07.    Severability................................................70

Section 10.08.    Right of Setoff.............................................70

Section 10.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..70

Section 10.10.    WAIVER OF JURY TRIAL........................................71

Section 10.11.    Headings....................................................71

Section 10.12.    Confidentiality.............................................71

Section 10.13.    Interest Rate Limitation....................................72

SCHEDULES:

Schedule 1.01         --    Mortgaged Properties
Schedule 2.01         --    Commitments
Schedule 3.03         --    Conflicts
Schedule 3.05         --    Real Property
Schedule 3.06         --    Disclosed Matters
Schedule 3.10(a)      --    Borrower Benefit Plans
Schedule 3.10(b)      --    Borrower Benefit Plan Representations
Schedule 3.12         --    Subsidiaries
Schedule 3.13         --    Insurance
Schedule 3.14         --    Labor Matters
Schedule 6.01         --    Existing Indebtedness
Schedule 6.02         --    Existing Liens
Schedule 6.04         --    Existing Investments
Schedule 6.10         --    Existing Restrictions

EXHIBITS:

Exhibit A             --    Form of Assignment and Acceptance
Exhibit B-1           --    Form of Opinion of Borrower's Counsel
Exhibit B-2           --    Form of Opinion of Local Counsel
Exhibit C             --    Guarantee Agreement
Exhibit D             --    Indemnity, Subrogation and Contribution Agreement
Exhibit E             --    Pledge Agreement
Exhibit F             --    Security Agreement
Exhibit G             --    Form of Borrowing Request

                  REVOLVING CREDIT AGREEMENT dated as of November 13, 2001 (this "Agreement"), among MEMC ELECTRONIC MATERIALS, INC., the LENDERS party hereto, and CITICORP USA, INC., as administrative agent and collateral agent hereunder.

                  The parties hereto agree as follows:

                                   Article I

                                   Definitions

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, (a) 2.50% per annum, in the case of an ABR Loan, or (b) 3.50% per annum, in the case of a Eurodollar Loan.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means MEMC Electronic Materials, Inc., a Delaware corporation.

                  "Borrower Benefit Plans" means each employee or director benefit or compensation plan, arrangement or agreement, including pension, savings, welfare, medical or life insurance, severance, fringe benefit, executive compensation, deferred compensation, incentive, bonus and long-term performance option and other equity-based compensation plans, arrangements or agreements, including any "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, retention, consulting, change in control, termination or severance plan, program, arrangement or agreement that was entered into or is maintained by or to which the Borrower or any of its Subsidiaries contribute or is obligated to contribute or with respect to which the Borrower or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise, or otherwise providing benefits to any current or former employee, officer or director of the Borrower or any of its Subsidiaries.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, provided that the term "Capital Expenditures" (i) shall be net of landlord construction allowances, (ii) shall not include expenditures made in connection with the repair or restoration of assets with insurance or condemnation proceeds and (iii) shall not include the purchase price of equipment to the extent consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Certificate of Designations" means the Certificate of Designations for the Cumulative Preferred Stock, as filed with the Secretary of State of the State of Delaware.

                  "Change in Control" means (a) the failure by TPG to own (and retain the right to vote), directly or indirectly, beneficially and of record, Equity Interests in the Borrower representing greater than 15% of each of the aggregate ordinary voting power and aggregate value represented by the issued and outstanding Equity Interests in the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate value represented by the issued and outstanding Equity Interests in the Borrower then owned, directly or indirectly, beneficially and of record, by TPG; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the Effective Date.

                  "Closing Date" has the meaning assigned to such term in the Restructuring Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" means the "Collateral Agent", as defined in any applicable Security Document.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Agents shall have received from each Loan Party either
(i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned directly by or directly on behalf of any Loan Party, shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge (i) more than 65% of the outstanding voting stock of any Foreign Subsidiary, (ii) the Equity Interest of MEMC Southwest Inc. owned directly by the Borrower, or (iii) the Joint Venture Stock) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto), and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property providing that the Loans (in addition to the other Revolver Obligations) shall be secured by a Lien on such Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property, described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Agents or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Agents or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property, as the case may be; and

                  (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01 (as of the Effective
Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $150,000,000; provided, that in no event shall the aggregate amount of the Commitments exceed (i) $50,000,000 at any time prior to January 1, 2002, (ii) $75,000,000 at any time prior to April 1, 2002, (iii) $100,000,000 at any time prior to July 1, 2002 or (iv) $125,000,000 at any time prior to October 1, 2002.

                  "Consolidated Backlog" for any calendar month means, as of any measurement date, the sum total of wafers (as measured in millions of square inches) which has been shipped in respect of bona fide sales to third party customers during such month to (and including) such measurement date and remaining shipments which are reasonably expected by the Borrower to be made in respect of bona fide sales to third party customers from (but excluding) such measurement date through the last calendar day of the month by the Borrower and its consolidated Subsidiaries. Amounts expected to be shipped shall be evidenced by third party customer orders including purchase orders, purchase order releases pursuant to blanket purchase orders and/or customer buy plans communicated by electronic data interchange communications, e-mail messages or via telephone to an MEMC customer service representative or salesperson.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (but excluding any minority interest, equity in income or loss of joint ventures and royalty income) plus, (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all extraordinary charges during such period and (v) all other noncash expenses or losses of the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) all noncash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), (iii) foreign currency gains, (iv) interest income, (v) gains from the sale of assets or capital stock, (vi) income tax benefit, and (vii) any other income categories disclosed as nonoperating (income) expense not otherwise specified, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person (other than a consolidated Subsidiary) in which any other Person (other than the Borrower or any consolidated Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the consolidated Subsidiaries by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with the Borrower or any consolidated Subsidiary or the date on which such Person's assets are acquired by the Borrower or any consolidated Subsidiary.

                  "Consolidated Revenue" means, for any month, net sales of the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP consistently applied, plus net sales of 300 millimeter product (also referred to as 300 millimeter sales contra) for that same period to the extent not otherwise included, determined in accordance with GAAP consistently applied. Net sales shall be computed net of any discounts, returns or allowances. Net sales shall also exclude sales made by the Borrower or by a Subsidiary to any Affiliate of the Borrower that is Controlled by the Borrower (other than Taisil Electronic Materials Corporation) whether or not consolidated with the Borrower under GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Conversion Shares" has the meaning assigned to such term in the Restructuring Agreement.

                  "Cumulative Preferred Stock" means the Borrower's Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations.

                  "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, directives or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the protection, preservation or restoration of natural resources, the management (including generation, use, handling, transportation, storage, treatment and disposal) of Hazardous Materials, the Release or threatened Release of any Hazardous Materials into the environment, or health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any costs, obligations, expenses, losses or other liability in connection with personal injury, strict liability, damages, diminution of value, investigation, monitoring, remediation, administrative oversight costs, fines, penalties or indemnities) of the Borrower or any Subsidiary directly or indirectly arising or resulting from or based upon (a) violation of any Environmental Law, (b) the management, including generation, use, handling, transportation, storage, treatment or disposal, of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is retained, assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower or any of its Subsidiaries as a single employer under Title IV or
Section 302 of ERISA or Section 412 of the Code.

                  "ERISA Event" means (a) any "reportable event" described in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period; (c) the provision or filing of a notice of intent to terminate a Plan other than a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence or existence of any other event or condition which might reasonably be expected to constitute grounds for the termination of, the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the imposition of any lien on the assets of the Borrower or any of its Subsidiaries or ERISA Affiliates under ERISA, including as a result of the operation of Section 4069 of ERISA; (g) the incurrence by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or with respect to the withdrawal from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the provisions of Section 4064 of ERISA upon the termination of a Multiple Employer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) doing business, income or franchise taxes imposed on (or measured by) its net income, capital or any similar alternate basis by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that
(i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.14(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.14(e).

                  "Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Loans.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Company Benefit Plans" means each Borrower Benefit Plan maintained for the benefit of the employees of the Borrower or any of its Subsidiaries located outside the United States.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Funded Indebtedness" means, as of any date, without duplication, (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date (other than any Indebtedness with respect to which the Borrower is not obligated to pay or accrue any cash interest expense as of such date), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, and (b) the aggregate amount of any Guarantee by the Borrower or any Subsidiary of any such Indebtedness of any other Person.

                  "Fund Lender" means each Lender that intends to be a "venture capital operating company" within the meaning of the Plan Asset Regulations.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement, attached hereto as Exhibit C, among the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means any substance, pollutant, contaminant, chemical or other material (including petroleum or any fraction thereof, asbestos or asbestos containing material, polychlorinated biphenyls and urea formaldehyde foam insulation) or waste that is classified or regulated under any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term "Indebtedness" shall not include (a) obligations under Hedging Agreements or (b) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, attached hereto as Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

                  "Indenture" has the meaning assigned to such term in the Restructuring Agreement.

                  "Indenture Documentation" means the Indenture together with the related guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement and any other security documents executed in connection therewith.

                  "Indenture Obligations" has the meaning assigned to such term in the Indenture Documentation.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Italian Issuer" means MEMC Electronic Materials S.p.A., a societa per azioni, or joint stock company, organized under the laws of the Republic of Italy.

                  "Italian Notes" means, collectively, the Euro 55 million (aggregate principal amount) Promissory Notes Due 2031 to be issued by the Italian Issuer as contemplated under the Restructuring Agreement.

                  "Joint Venture Stock" has the meaning assigned to such term in
Section 6.03(d).

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service of Bridge Information Services (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time in accordance with its normal practice for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

                  "Loan Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

                  "Loans" means the loans made and the loans continued by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties, financial condition, contingent liabilities or prospects of the Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) any rights of or benefits available to the Lenders under the Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means November 13, 2006.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Revolver Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

                  "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds in excess of $250,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including reasonable attorneys fees, underwriting discounts and commissions and collection expenses) paid or payable by the Borrower and the Subsidiaries to third parties in connection with such event,
(ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and
(iv) the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of Receivables or Related Property (or any interest therein) pursuant to any Permitted Receivables Financing shall not be deemed to constitute Net Proceeds except to the extent that such sale, transfer or other disposition (a) is the initial sale, transfer or other disposition of Receivables or Related Property (or any interest therein) in connection with the establishment of such Permitted Receivables Financing or (b) occurs in connection with an increase in the aggregate outstanding amount of such Permitted Receivables Financing over the aggregate outstanding amount of such Permitted Receivables Financing at the time of such initial sale, transfer or other disposition.

                  "Notes" means the Senior Subordinated Secured Notes Due 2007 issued by the Borrower pursuant to the Indenture.

                  "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Borrower and the Agents.

                  "Permitted Acquisition" means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Borrower or any consolidated Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the principal business of such Person shall be reasonably related to a business in which the Borrower and the Subsidiaries were engaged on the Effective Date or have entered thereafter with the consent of the Administrative Agent, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be, or contemporaneously become, a Subsidiary Loan Party and all of the Equity Interests of such Subsidiary Loan Party shall be owned directly by the Borrower or a consolidated Subsidiary Loan Party and all material actions required to be taken with respect to such acquired or newly formed Subsidiary Loan Party under Sections 5.12 and 5.13 shall have been taken (or shall be taken contemporaneously with the closing of such acquisition or within the time period set forth in Section 5.12), (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to any cost savings other than those actually realized as of the date of such acquisition), with the covenants contained in Sections 6.12,
6.13 and 6.14 recomputed as at the last day of the most recently ended fiscal quarter or month, as the case may be, of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens (other than Liens on Collateral) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located;

                  (h) any interest or title of a lessor under any lease permitted by this Agreement;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole; and

                  (k) licenses of intellectual property, including patents and trademarks held by the Borrower or any of its Subsidiaries, not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (b) investments in commercial paper maturing not more than one year after the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts and overnight bank deposits issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America that has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign-currency equivalent thereof);

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above or clause (e) or (f) below and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's; and

                  (g) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

                  "Permitted Receivables Financing" means any financing pursuant to which (a) the Borrower or any Subsidiary sells, conveys or otherwise transfers to a Receivables Subsidiary, in "true sale" transactions, and (b) such Receivables Subsidiary sells, conveys or otherwise transfers to any other Person or grants a security interest to any other Person in, any Receivables (whether now existing or hereafter acquired) of the Borrower or any Subsidiary or any undivided interest therein, and any assets related thereto (including all collateral securing such Receivables), all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, provided that the board of directors of the Borrower shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Borrower and the Subsidiaries, taken as a whole.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

                  "Plan Asset Regulations" means the Department of Labor regulation Section 2510.3-101, 29 C.F.R.ss.2510.3-101.

                  "Pledge Agreement" means the Pledge Agreement, attached hereto as Exhibit E, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Permitted Receivables Financing or a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, including any Equity Interest owned by it, other than (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $250,000 during any fiscal year of the Borrower; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

                  (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01; or

                  (d) the issuance of any Equity Interests by the Borrower other than (i) the Warrant Shares and the Conversion Shares, and (ii) pursuant to an employee benefit plan in effect on the Effective Date or adopted after the Effective Date with the consent of the Required Lenders;

provided that no receipt by MEMC Korea Company of Net Proceeds shall constitute a Prepayment Event unless and until (and only to the extent that) such Net Proceeds, or a portion thereof, are actually paid or legally payable as a dividend or distribution to a Loan Party.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Purchase Agreement" means the purchase agreement, dated as of September 30, 2001, by and among TPG Partners III, L.P., T(3) Partners, L.P., T(3) Partners II, L.P, TPG Wafer Holdings LLC, E.ON AG, E.ON International Finance B.V., FIDELIA Corporation, VEBA Zweite Verwaltungsgesellschaft mbH and E.ON North America, Inc.

                  "Receivable" means the Indebtedness and payment obligations of any Person to the Borrower or any of the Subsidiaries or acquired by the Borrower or any of the Subsidiaries (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security but excluding intercompany obligations) arising from a sale of merchandise or the provision of services by the Borrower or any Subsidiary or the Person from which such Indebtedness and payment obligation were acquired by the Borrower or any of the Subsidiaries, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

                  "Receivables Subsidiary" means a corporation or other entity that is a newly formed, wholly owned, bankruptcy-remote, special purpose subsidiary of the Borrower or any wholly owned Subsidiary (a) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business (including servicing of Receivables), (b) that is designated by the board of directors of the Borrower (as provided below) as a Receivables Subsidiary, (c) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (i) is Guaranteed by the Borrower or any Subsidiary (other than pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings and other than any obligation to sell or transfer Receivables or (iii) subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (d) with which none of the Borrower or any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Permitted Receivables Financing), other than fees payable in the ordinary course of business in connection with servicing Receivables, and
(e) to which none of the Borrower or any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Upon any such designation, a Financial Officer of the Borrower shall deliver a certificate to the Administrative Agent certifying (a) the resolution of the board of directors of the Borrower giving effect to such designation, (b) that, to the best of such officer's knowledge and belief after consulting with counsel, such designation complied with the foregoing conditions, (c) that after giving effect to such designation (including any Indebtedness permitted to exist in connection with such designation), the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.12, 6.13 and 6.14 and (d) immediately after giving effect to such designation, no Default shall have occurred and be continuing.

                  "Register" has the meaning set forth in Section 10.04(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Related Property" shall mean, with respect to each
Receivable:

                  (a) all the interest of the Borrower or any Subsidiary in the goods, if any, sold and delivered to an obligor relating to the sale that gave rise to such Receivable,

                  (b) all other security interests or Liens, and the interest of the Borrower or any Subsidiary in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an obligor describing any collateral securing such Receivable and

                  (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of Indebtedness or security and the proceeds thereof.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material in, on, onto or into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

                  "Required Lenders" means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

                  "Restructuring Agreement" means that certain Restructuring Agreement, dated as of November 13, 2001, between TPG Wafer Holdings LLC and the Borrower.

                  "Revolver Obligations" has the meaning assigned to such term in the Security Agreement.

                  "S&P" means Standard & Poor's Rating Service.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" means the Security Agreement, attached hereto as Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Revolver Obligations.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into at any time by the Borrower or any Subsidiary that are reasonably customary in an accounts receivable transaction.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary or a Receivables Subsidiary.

                  "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TPG" means TPG Partners III, L.P. and its Affiliates, provided that no such Affiliate shall be deemed a member of TPG to the extent it ceases to be Controlled by, or under common Control with, TPG Partners III, L.P.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "U.S. Company Benefit Plans" means each Borrower Benefit Plan maintained for the benefit of the employees of the Borrower or any of its Subsidiaries located in the United States.

                  "Warrant Certificate" has the meaning assigned to such term in the Restructuring Agreement.

                  "Warrant Shares" has the meaning assigned to such term in the Restructuring Agreement.

                  "Warrants" has the meaning assigned to such term in the Restructuring Agreement.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   Article II

                                   The Credits

                  Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

                  Section 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date shall be ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the Borrower shall not be required to make any greater payment under Section 2.14 to the applicable Lender than such Lender would have been entitled to receive if such Lender had not exercised such option.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $10,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Loan if the Interest Period requested with respect thereto would end after the Maturity Date.

                  Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone fifteen (15) Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit G or any other form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                      (i) the aggregate amount of such Borrowing;

                      (ii) the date of such Borrowing, which shall be a Business Day;

                      (iii) subject to the proviso to the first sentence of
         Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                      (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                      (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

                  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  Section 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with Citibank, N.A. in New York City and designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  (c) Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its Commitments hereunder).

                  Section 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  Section 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments, provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the sum of the Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  Section 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, which accounts the Administrative Agent will make available to the Borrower upon its reasonable request.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.08. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.13), subject to the requirements of this Section.

                  (b) In the event and on each occasion that the sum of the Exposures exceeds the total Commitments, the Borrower shall prepay Borrowings in an aggregate amount equal to such excess.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten (10) Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to (i) in the case of an event described in clause (a) or (b) of the definition of Prepayment Event, such Net Proceeds, or (ii) in the case of an event described in clause (c) or (d) of the definition of Prepayment Event, 75% of such Net Proceeds, provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event" occurring on or prior to the six-month anniversary of the Effective Date (other than the sale, transfer or other disposition of (i) Receivables in connection with a Permitted Receivables Financing, or (ii) other assets of the Borrower or any Subsidiary in connection with the incurrence of Indebtedness in respect of an asset-backed financing entered into with the consent of the Required Lenders), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event until the six-month anniversary of the Effective Date.

                  (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

                  (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 3:00 p.m., New York City time, on the Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment of any Loans is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or to prepay such Borrowing in full. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

                  Section 2.09. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate equal to 0.50% on the average daily unused amount of the Commitments of such Lender (disregarding for the purposes of such calculation the proviso to the last sentence of the definition of "Commitment") during the period from and including the Effective Date to but excluding the date on which such Commitment terminates (it being understood that no commitment fee shall be payable in respect of the portion of any Commitment funded on the Effective Date). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the dates on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans of such Lender.

                  (b) The Borrower agrees to pay to the Administrative Agent on the Effective Date, for the account of the Lenders, an underwriting fee in an aggregate amount equal to $3,000,000.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  Section 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, to the fullest extent permitted by applicable law, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be prima facie evidence thereof absent manifest error.

                  (f) Notwithstanding anything to the contrary herein, the Borrower may elect, in each case with the consent of the Required Lenders to be given or withheld in their absolute discretion, to defer the cash payment of interest on any Loan until a date to be agreed upon by the Borrower and the Required Lenders. In the event that the Borrower makes such an election and the Required Lenders so consent, the rate of interest on such Loan for the period of such deferral shall be increased by an amount to be agreed between the Borrower and the Required Lenders (which amount shall in no event be less than 3%) over the rate otherwise applicable to such Loan. The Lenders shall promptly notify the Administrative Agent of any such consent or agreement.

                  Section 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be prima facie evidence thereof) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (it being understood that the Administrative Agent will use commercially reasonable efforts to give such notice as soon as practicable after such circumstances no longer exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  Section 2.12. Increased Costs. (a) If any Change in Law (except with respect to Taxes, which shall be governed by Section 2.14) shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                      (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on a Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence thereof absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  Section 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(e) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence thereof absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  Section 2.14. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify each Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Collateral Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be prima facie evidence thereof absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If an Agent or a Lender has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, which such Agent or such Lender is able to identify as such, it shall pay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to pay, upon the request of such Agent or such Lender, the amount paid to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Upon written request by the Borrower, a Lender shall use reasonable efforts to contest any Taxes for which the Borrower is required to pay additional amounts pursuant to this Section 2.14, or to obtain refunds thereof; provided, however, that such efforts shall not require the Lender to incur additional costs or legal or regulatory burdens that the Lender considers in its good faith judgment to be material, and that nothing in this
Section 2.14(f) shall be construed as requiring a Lender to alter the conduct of its business or to arrange or alter in any respect its tax or financial affairs. Nothing contained in this Section 2.14(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

                  Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Citicorp USA, Inc., 2 Penns Way, Suite 200, New Castle, DE 19720, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to fees and expenses then due to the Agents hereunder, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 10.03(c), then the Administrative Agent may (but shall not be obligated to), in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.16. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) to the extent the assignee is not a Lender or an Affiliate or an Approved Fund of a Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to
Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.16 shall be deemed to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender in its obligation to fund Loans hereunder.

                                  Article III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

                  Section 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  Section 3.02. Authorization; Enforceability. The Loan Transactions entered into and to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Section 3.03. Governmental Approvals; No Conflicts. The Loan Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) except as set forth on Schedule 3.03, will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

                  Section 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its (i) audited consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income and cash flow for the fiscal year then ended, reported on by KPMG LLP, independent public accountants, and (ii) its unaudited consolidated balance sheet as of September 30, 2001, and the related consolidated statements of income and cash flow for the nine months then ended. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Except as disclosed in the financial statements referred to in paragraph (a) above or the notes thereto, and except for the Disclosed Matters, none of the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (c) Since September 30, 2001, there has been no material adverse change in the business, assets, operations, properties, financial condition contingent liabilities or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

                  (d) The Borrower has heretofore furnished to the Lenders or one or more of their Related Parties daily reports of Consolidated Backlog from October 11, 2001 through the Closing Date. Each such report as of its date was complete and accurate in all material respects.

                  (e) Except as heretofore communicated to the Lenders or one or more of their Related Parties by the Borrower in writing or as otherwise reflected in the customer specific revenue and volume information communicated in writing to the Lenders or one or more of their Related Parties, since December 31, 2000 none of the 20 largest customers of the Borrower and its Subsidiaries (as of December 31, 2000 or September 30, 2001) has indicated orally or in writing its intention or desire to materially alter or discontinue, in whole or in material part, its relationship with the Borrower and its Subsidiaries.

                  Section 3.05. Properties. (a) Except as set forth in Schedule 3.05, the Borrower and each of the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and subject to Liens permitted by Section 6.02.

                  (b) The Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and to Borrower's knowledge after due inquiry the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

                  (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Loan Transactions.

                  (d) As of the Effective Date, neither the Borrower or any of the Subsidiaries has received notice of, or has knowledge of, any material pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth on Schedule 3.05, none of the Mortgaged Property or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

                  Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Loan Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability or has received any request for information from a Governmental Authority under any Environmental Law, (iii) has received notice of any claim with respect to any Environmental Liability, (iv) knows of any past or present facts or circumstances that are reasonably likely to result in Environmental Liability, or (v) knows of investigation or threatened investigation or judicial or administrative proceeding with respect to any of the foregoing.

                  (c) Except for the Disclosed Matters, none of the property currently owned, leased or operated by the Borrower or by its Subsidiaries is, or as a result of the Loan Transactions and other transactions contemplated by the Purchase Agreement would be, subject to (i) any state or local Environmental Laws which would impose restrictions on the use of such property or require notice, disclosure or advance approval prior to such transactions, or (ii) any liens under any Environmental Laws.

                  Section 3.07. Compliance with Laws and Agreements. Except for the Disclosed Matters relating to Section 3.06(b) and (c), each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.

                  Section 3.08. Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  Section 3.09. Taxes. The Borrower and each of the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

                  Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction with respect to any employee benefit plan that would reasonably be expected to result in any material liability to the Borrower or any ERISA Affiliate pursuant to Section 4069 of ERISA.

                  Schedule 3.10(a) sets forth a complete list of the U.S. Company Benefit Plans meeting the criteria set forth therein. The Borrower shall provide a complete list of Foreign Company Benefit Plans meeting the criteria set forth in Schedule 3.10(a) as soon as reasonably practicable following the date hereof. The Borrower has heretofore made available to the Lenders or their Related Parties, either directly or through its public Securities and Exchange Commission filings, true and complete copies of each U.S. Company Benefit Plan and any amendments thereto except as otherwise set forth on Schedule 3.10(a) and the following related documents: (i) the actuarial report and Form 5500 for such U.S. Company Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such U.S. Company Benefit Plan and (iii) the most recent summary plan description for such U.S. Company Benefit Plan and any material modifications thereto (if any). Except as set forth in Schedule 3.10(a), there is no formal arrangement or commitment, whether legally binding or not, to create any additional Borrower Benefit Plan or to amend, modify or change any existing Borrower Benefit Plan.

                  Except as set forth in Schedule 3.10(b) and except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the Borrower Benefit Plans (i) each Borrower Benefit Plan has been operated and administered substantially in accordance with its terms and applicable laws including, but not limited to ERISA and the Code, (ii) each Borrower Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified, and, to the Borrower's knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of such Borrower Benefit Plan, (iii) no liability under Title IV has been incurred by the Borrower, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Borrower, its Subsidiaries or any ERISA Affiliate of incurring a liability thereunder (other than liability for benefits or premiums payable to the PBGC) arising in the ordinary course that are not yet due), (iv) no Borrower Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Borrower or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of the Borrower or its Subsidiaries, (D) benefits the full cost of which are borne by the current or former employee or director (or his or her beneficiary), (E) certain retiree medical benefit plans, (F) benefits under certain disability plans or (G) benefits under certain life insurance plans, each of (E), (F) and (G) designated as such on Schedule 3.10(b), (v) no Borrower Benefit Plan is a "multiemployer pension plan" (as defined in Section 3(37) of ERISA), (vi) all contributions or other amounts payable by the Borrower or its Subsidiaries as of the date of this Agreement with respect to each Borrower Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vii) no "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA has occurred with respect to which the Borrower may incur material liability or may be otherwise materially damaged and (viii) to the Borrower's knowledge, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Borrower Benefit Plan or any trusts related thereto.

                  Section 3.11. Disclosure. The Borrower has disclosed to the Lenders or their Related Parties all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them (other than matters of a general economic nature), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender or any of their Related Parties in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that with respect to projected financial information, the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. The Administrative Agent and the Lenders acknowledge that actual results during any period or periods covered by such projected financial information may differ therefrom and such differences may be material.

                  Section 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

                  Section 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are required to have been paid have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate in all material respects.

                  Section 3.14. Labor Matters. As of the Effective Date, there are no material strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except as would not result in a Material Adverse Effect, (a) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) the consummation of the Loan Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound. Except as set forth in Schedule 3.14, (i) no current or former employee, officer, director, or consultant of the Borrower or any of its Subsidiaries is entitled to any benefit, payment, forgiveness of indebtedness or accelerated vesting of any bonus, retirement, severance, change in control, job security or similar benefit or any other enhanced benefit as a result of the Loan Transactions and the transactions contemplated by the Purchase Agreement, whether alone or in connection with any other event and (ii) the Borrower is not a party to any agreement, whether written or oral, (A) that would result in any payments that may be considered to be "parachute payments" under Section 280G of the Code, whether or not such compensation would be deemed to be reasonable compensation for services rendered or (B) that would require the Borrower or any of its Subsidiaries to make any payments that would fail to be deductible under Section 162(m) or any other provision of the Code.

                                   Article IV

                                   Conditions

                  Section 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Collateral Agent and each Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Bryan Cave LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Loan Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Loan Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Loan Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties (including any Subsidiary Loan Parties formed in connection with or resulting from the Acquisition) in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

                  (h) The Administrative Agent shall have been afforded the timely opportunity to review all other documentation relating to the Loan Transactions and the other transactions contemplated hereby and shall be reasonably satisfied in all respects with such documentation.

                  (i) There shall not have occurred any material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or prospects of the Borrower or the Borrower and its subsidiaries, taken as a whole, since September 30, 2001.

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on November 13, 2001, (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  Section 4.02. Each Borrowing. Except as provided in Section 4.03, the obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing, (i) no Default shall have occurred and be continuing and (ii) each of the conditions specified in Section 4.01 shall be satisfied (or waived in accordance with Section 10.02).

                  Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  Section 4.03. Initial $30,000,000 of Borrowings. Notwithstanding Section 4.01 and Section 4.02, and notwithstanding any other provision of this Agreement (including any provision of Article VII that would otherwise cause a termination of the Commitments), the obligation of the Lenders to make initial Loans in an aggregate principal amount of $30,000,000 shall be subject to no conditions whatsoever other than compliance by the Borrower with the requirements of Sections 2.02, 2.03, 2.05 and 2.07(e).

                                   Article V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full the Borrower covenants and agrees with the Lenders that:

                  Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) within 10 Business Days after the end of each of the first two months of each fiscal quarter of the Borrower, its unaudited consolidated balance sheet and related statements of operations and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower (i) certifying, to such Financial Officer's knowledge after due inquiry, as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, 6.14 and 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in
Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth any material assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its public stockholders generally, as the case may be;

                  (h) on the sixth Business Day of each calendar month, a detailed report of the Consolidated Backlog for such month, measured as of the close of business on the prior Business Day; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly upon a Financial Officer of the Borrower obtaining knowledge thereof:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity, jurisdiction of organization or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraph (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  Section 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under
Section 6.05; provided, further, that neither Borrower nor any of its Subsidiaries shall be obligated to maintain any of the foregoing assets in the event that the Board of Directors of Borrower adopts a resolution to the effect that the maintenance of such asset is no longer necessary or desirable in the conduct of the business of the Borrower and its Subsidiaries.

                  Section 5.05. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.06. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                  Section 5.07. Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request in writing of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

                  Section 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will cause the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) to be applied in accordance with the applicable provisions of the Security Documents.

                  Section 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at such reasonable intervals as may be reasonably requested.

                  Section 5.10. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

                  Section 5.11. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including the payment of fees and expenses of the Administrative Agent and the Lenders and their Affiliates in connection with the transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  Section 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten (10) Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

                  Section 5.13. Further Assurances; Transfer of Joint Venture Stock. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Revolver Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  (c) The Borrower will, and will cause each applicable Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the transfer of all the Joint Venture Stock from the Borrower to MEMC International, Inc. no later than fifteen (15) Business Days (seventy-five (75) Business Days in the case of MEMC Kulim Electronic Materials, Sdn. Bhd.) after the Effective Date.

                                   Article VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  Section 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                      (i) Indebtedness created under the Loan Documents and the Indenture Documentation and any Indebtedness evidenced by the Italian Notes;

                      (ii) Indebtedness existing (or incurred pursuant to contractual loan commitments existing) on the Effective Date and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (or commitments therefor) or result in an earlier maturity date or decreased weighted average life thereof;

                      (iii) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                      (iv) Guarantees by the Borrower and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                      (v) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding;

                      (vi) Indebtedness of the Borrower or any Subsidiary in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business, provided that upon the incurrence of Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

                      (vii) in each case with the consent of the Required Lenders to be given or withheld in their absolute discretion, Indebtedness in respect of a Permitted Receivables Financing, provided that the Net Proceeds resulting from the sale, transfer or other disposition of Receivables in connection with such Permitted Receivables Financing are applied in accordance with Section 2.08(c);

                      (viii) Indebtedness of the Borrower or any Subsidiary that was (A) Indebtedness of any other Person existing at the time such other Person was merged with or became a Subsidiary, including Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or becoming a Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted under this clause (viii) shall not exceed $5,000,000 at any time outstanding;

                      (ix) non-interest bearing Indebtedness not for borrowed money, in the nature of customer deposits; and

                      (x) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness of the Subsidiaries that are not Subsidiary Loan Parties permitted by this clause (x) shall not exceed $5,000,000 at any time outstanding.

                  (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except that
(i) the Borrower may issue the Cumulative Preferred Stock; (ii) the Borrower may issue preferred stock or other preferred Equity Interests of the Borrower that do not require mandatory cash dividends or redemptions and do not provide for any right on the part of the holder to require redemption, repurchase or repayment thereof, in each case prior to the date that is 180 days after the Maturity Date and (iii) the Borrower or any Subsidiary may issue directors' qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or any Subsidiary.

                  Section 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                      (i) Liens created under the Loan Documents and the Indenture Documentation or to secure the Italian Notes;

                      (ii) Permitted Encumbrances;

                      (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                      (iv) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens secure Indebtedness permitted by clause (v) of
         Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                      (v) sales of Receivables and Related Property (or undivided interests therein) permitted under Section 6.05(c) and Liens on Receivables of a Receivables Subsidiary granted in connection with any Permitted Receivables Financing;

                      (vi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; and

                      (vii) statutory and common law Liens in favor of a landlord under leases to which Borrower or any Subsidiary is a party.

                  Section 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all the obligations of the Borrower, under the Loan Documents (such writing to be in form and substance satisfactory to the Administrative Agent and the Lenders),
(ii) any Person may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.08.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries (other than a Receivables Subsidiary) to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.

                  (c) No Receivables Subsidiary will engage in any business other than the purchase and sale or other transfer of Receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities directly related thereto.

                  (d) The Borrower will not permit MEMC International, Inc. to engage in any business or activity other than (i) the ownership of all of the outstanding shares of capital stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd. and Taisil Electronic Materials Corporation owned by MEMC International, Inc. on or after the Effective Date (the "Joint Venture Stock") and activities incidental thereto, and (ii) miscellaneous payroll and benefits activities relating to certain expatriate employees and certain management employees in foreign locations of the Borrower and its Subsidiaries. MEMC International, Inc. will not own or acquire any assets (other than the Joint Venture Stock) or incur any liabilities (other than liabilities under the Loan Documents, obligations under any stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, obligations under the shareholder or joint venture agreements and related ancillary agreements with respect to MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd. and/or Taisil Electronic Materials Corporation, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities). The Borrower will not permit MEMC International, Inc. to sell, transfer, lease or otherwise dispose of any or all of the Joint Venture Stock.

                  Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments and guarantees of Indebtedness of Foreign Subsidiaries existing on the Effective Date hereof and set forth on Schedule 6.04;

                  (c) investments by the Borrower and the Subsidiaries that are Loan Parties in Equity Interests in their respective Subsidiaries that are Loan Parties and investments by Subsidiaries that are not Loan Parties in Equity Interests in their respective Subsidiaries, provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in the definition of the term "Collateral and Guarantee Requirement");

                  (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement;

                  (e) Guarantees constituting Indebtedness permitted by Section
6.01 of Indebtedness of the Borrower or any Subsidiary Loan Party;

                  (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (g) Permitted Acquisitions, provided that the sum of all consideration paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value of any other non-cash consideration) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of the applicable Permitted Acquisition) shall not exceed, on a cumulative basis subsequent to the Effective Date, $5,000,000;

                  (h) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

                  (i) Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee;

                  (j) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

                  (k) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (l) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $500,000 in the aggregate outstanding at any one time;

                  (m) investments in or acquisitions of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

                  (n) investments in the form of Hedging Agreements permitted under Section 6.07;

                  (o) investments by the Borrower or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent determined by the Borrower in its judgment to be reasonably necessary in connection with or required by the terms of the Permitted Receivables Financing;

                  (p) investments, loans, advances, guarantees and acquisitions resulting from a foreclosure by the Borrower or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (q) investments, loans, advances, guarantees and acquisitions the consideration for which consists solely of shares of common stock of the Borrower;

                  (r) investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business; and

                  (s) other investments in an aggregate amount not to exceed $2,500,000 at any time outstanding.

                  Section 6.05. Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and the periodic clearance of aged inventory;

                  (b) sales, transfers and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

                  (c) the Borrower and the Subsidiaries may sell, without recourse (other than Standard Securitization Undertakings and retained interests), Receivables to a Receivables Subsidiary, and any Receivables Subsidiary may sell Receivables and Related Property or an undivided interest therein to any other Person, pursuant to any Permitted Receivables Financing, and convert or exchange Receivables and Related Property into or for notes receivable in connection with the compromise or collection thereof; and

                  (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause
(d) shall not exceed $3,000,000 during any fiscal year of the Borrower; provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for consideration of at least 80% cash or cash equivalents.

                  Section 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

                  Section 6.07. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  Section 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock,
(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (iii) the Borrower may make Restricted Payments, not exceeding $200,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Borrower and the Subsidiaries, including the redemption or purchase of capital stock of the Borrower held by former directors, management or employees of the Borrower or any Subsidiary following termination of their employment.

                  (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                      (i) payment of Indebtedness created under the Loan Documents;

                      (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under the Loan Documents;

                      (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

                      (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

                      (v) payments in respect of any Permitted Receivables Facility.

                  Section 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) to pay management, consulting and advisory fees to TPG or its Affiliates pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, (d) payments of fees and expenses to TPG and its Affiliates in connection with the Loan Transactions and the transactions contemplated under the Purchase Agreement, (e) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Borrower,
(f) the grant of stock options or similar rights to officers, employees, consultants and directors of the Borrower pursuant to plans approved by the board of directors of the Borrower and the payment of amounts or the issuance of securities pursuant thereto, (g) loans or advances to employees in the ordinary course of business consistent with prudent business practice, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, and (h) any Restricted Payment permitted by Section 6.08.

                  Section 6.10. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification if it expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases, technology licenses, confidentiality agreements and other contracts or agreements restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions or conditions imposed on a Receivables Subsidiary in connection with a Permitted Receivables Financing.

                  Section 6.11. Amendment of Material Documents. (a) The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents or the Certificate of Designations, the Notes, the Indenture Documentation, the Warrants or the Warrant Certificate, to the extent that such amendment, modification or waiver would be materially adverse to the Lenders.

                  (b) The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under any Permitted Receivables Financing to the extent that such amendment, modification or waiver would be adverse to the Lenders.

                  Section 6.12. Minimum Quarterly Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any fiscal quarter to be less than the amount set forth opposite such fiscal quarter:

--------------------------------------------------------------------------------
               QUARTER                                   MINIMUM AMOUNT
--------------------------------------------------------------------------------
       Fourth Quarter of 2001                        negative $18.0 million
--------------------------------------------------------------------------------
        First Quarter of 2002                        negative $13.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2002                        negative $10.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2002                                 zero
--------------------------------------------------------------------------------
       Fourth Quarter of 2002                              $8.0 million
--------------------------------------------------------------------------------
        First Quarter of 2003                             $10.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2003                             $16.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2003                             $19.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2003                             $25.0 million
--------------------------------------------------------------------------------
        First Quarter of 2004                             $27.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2004                             $30.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2004                             $33.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2004                             $35.0 million
--------------------------------------------------------------------------------
        First Quarter of 2005                             $37.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2005                             $40.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2005                             $42.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2005                             $44.0 million
--------------------------------------------------------------------------------
        First Quarter of 2006                             $46.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2006                             $48.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2006                             $50.0 million
--------------------------------------------------------------------------------

                  Section 6.13. Minimum Monthly Consolidated Backlog. The Borrower will not permit Consolidated Backlog for any month to be less than the amount set forth opposite such month. Consolidated Backlog for any month shall, for the purposes of this Section 6.13, equal the arithmetic mean of the Consolidated Backlog for such month measured as of the close of business on each of the first five (5) Business Days in such month:

--------------------------------------------------------------------------------
            MONTH                                    MINIMUM AMOUNT
--------------------------------------------------------------------------------
        October 2001                           28.0 million square inches
--------------------------------------------------------------------------------
        November 2001                          29.0 million square inches
--------------------------------------------------------------------------------
        December 2001                          30.0 million square inches
--------------------------------------------------------------------------------
        January 2002                           30.0 million square inches
--------------------------------------------------------------------------------
        February 2002                          30.0 million square inches
--------------------------------------------------------------------------------
         March 2002                            31.0 million square inches
--------------------------------------------------------------------------------
         April 2002                            32.0 million square inches
--------------------------------------------------------------------------------
          May 2002                             32.0 million square inches
--------------------------------------------------------------------------------
          June 2002                            32.0 million square inches
--------------------------------------------------------------------------------
          July 2002                            36.0 million square inches
--------------------------------------------------------------------------------
         August 2002                           36.0 million square inches
--------------------------------------------------------------------------------
       September 2002                          36.0 million square inches
--------------------------------------------------------------------------------
        October 2002                           38.0 million square inches
--------------------------------------------------------------------------------
        November 2002                          38.0 million square inches
--------------------------------------------------------------------------------
        December 2002                          38.0 million square inches
--------------------------------------------------------------------------------
        January 2003                           49.0 million square inches
--------------------------------------------------------------------------------
        February 2003                          49.0 million square inches
--------------------------------------------------------------------------------
         March 2003                            49.0 million square inches
--------------------------------------------------------------------------------
         April 2003                            51.0 million square inches
--------------------------------------------------------------------------------
          May 2003                             51.0 million square inches
--------------------------------------------------------------------------------
          June 2003                            51.0 million square inches
--------------------------------------------------------------------------------
          July 2003                            51.0 million square inches
--------------------------------------------------------------------------------
         August 2003                           51.0 million square inches
--------------------------------------------------------------------------------
       September 2003                          51.0 million square inches
--------------------------------------------------------------------------------
        October 2003                           53.0 million square inches
--------------------------------------------------------------------------------
        November 2003                          53.0 million square inches
--------------------------------------------------------------------------------
        December 2003                          53.0 million square inches
--------------------------------------------------------------------------------
        January 2004                           58.0 million square inches
--------------------------------------------------------------------------------
        February 2004                          58.0 million square inches
--------------------------------------------------------------------------------
         March 2004                            58.0 million square inches
--------------------------------------------------------------------------------
         April 2004                            60.0 million square inches
--------------------------------------------------------------------------------
          May 2004                             60.0 million square inches
--------------------------------------------------------------------------------
          June 2004                            60.0 million square inches
--------------------------------------------------------------------------------
          July 2004                            60.0 million square inches
--------------------------------------------------------------------------------
         August 2004                           60.0 million square inches
--------------------------------------------------------------------------------
       September 2004                          60.0 million square inches
--------------------------------------------------------------------------------
        October 2004                           63.0 million square inches
--------------------------------------------------------------------------------
        November 2004                          63.0 million square inches
--------------------------------------------------------------------------------
        December 2004                          63.0 million square inches
--------------------------------------------------------------------------------
        January 2005                           68.0 million square inches
--------------------------------------------------------------------------------
        February 2005                          68.0 million square inches
--------------------------------------------------------------------------------
         March 2005                            68.0 million square inches
--------------------------------------------------------------------------------
         April 2005                            71.0 million square inches
--------------------------------------------------------------------------------
          May 2005                             71.0 million square inches
--------------------------------------------------------------------------------
          June 2005                            71.0 million square inches
--------------------------------------------------------------------------------
          July 2005                            71.0 million square inches
--------------------------------------------------------------------------------
         August 2005                           71.0 million square inches
--------------------------------------------------------------------------------
       September 2005                          71.0 million square inches
--------------------------------------------------------------------------------
        October 2005                           74.0 million square inches
--------------------------------------------------------------------------------
        November 2005                          74.0 million square inches
--------------------------------------------------------------------------------
        December 2005                          74.0 million square inches
--------------------------------------------------------------------------------
        January 2006                           74.0 million square inches
--------------------------------------------------------------------------------
        February 2006                          74.0 million square inches
--------------------------------------------------------------------------------
         March 2006                            74.0 million square inches
--------------------------------------------------------------------------------
         April 2006                            77.0 million square inches
--------------------------------------------------------------------------------
          May 2006                             77.0 million square inches
--------------------------------------------------------------------------------
          June 2006                            77.0 million square inches
--------------------------------------------------------------------------------
          July 2006                            77.0 million square inches
--------------------------------------------------------------------------------
         August 2006                           77.0 million square inches
--------------------------------------------------------------------------------
       September 2006                          77.0 million square inches
--------------------------------------------------------------------------------
        October 2006                           81.0 million square inches
--------------------------------------------------------------------------------

                  Section 6.14. Minimum Monthly Consolidated Revenue. The Borrower will not permit Consolidated Revenue for any month to be less than the amount set forth opposite such month:

--------------------------------------------------------------------------------
            MONTH                                  MINIMUM AMOUNT
--------------------------------------------------------------------------------
        October 2001                                $36.0 million
--------------------------------------------------------------------------------
        November 2001                               $37.0 million
--------------------------------------------------------------------------------
        December 2001                               $38.0 million
--------------------------------------------------------------------------------
        January 2002                                $38.5 million
--------------------------------------------------------------------------------
        February 2002                               $38.5 million
--------------------------------------------------------------------------------
         March 2002                                 $38.5 million
--------------------------------------------------------------------------------
         April 2002                                 $41.5 million
--------------------------------------------------------------------------------
          May 2002                                  $41.5 million
--------------------------------------------------------------------------------
          June 2002                                 $41.5 million
--------------------------------------------------------------------------------
          July 2002                                 $46.0 million
--------------------------------------------------------------------------------
         August 2002                                $46.0 million
--------------------------------------------------------------------------------
       September 2002                               $46.0 million
--------------------------------------------------------------------------------
        October 2002                                $50.0 million
--------------------------------------------------------------------------------
        November 2002                               $51.0 million
--------------------------------------------------------------------------------
        December 2002                               $52.0 million
--------------------------------------------------------------------------------
        January 2003                                $52.0 million
--------------------------------------------------------------------------------
        February 2003                               $52.0 million
--------------------------------------------------------------------------------
         March 2003                                 $52.0 million
--------------------------------------------------------------------------------
         April 2003                                 $54.0 million
--------------------------------------------------------------------------------
          May 2003                                  $54.0 million
--------------------------------------------------------------------------------
          June 2003                                 $54.0 million
--------------------------------------------------------------------------------
          July 2003                                 $55.0 million
--------------------------------------------------------------------------------
         August 2003                                $55.0 million
--------------------------------------------------------------------------------
       September 2003                               $55.0 million
--------------------------------------------------------------------------------
        October 2003                                $56.0 million
--------------------------------------------------------------------------------
        November 2003                               $56.0 million
--------------------------------------------------------------------------------
        December 2003                               $56.0 million
--------------------------------------------------------------------------------
        January 2004                                $61.0 million
--------------------------------------------------------------------------------
        February 2004                               $61.0 million
--------------------------------------------------------------------------------
         March 2004                                 $61.0 million
--------------------------------------------------------------------------------
         April 2004                                 $63.0 million
--------------------------------------------------------------------------------
          May 2004                                  $63.0 million
--------------------------------------------------------------------------------
          June 2004                                 $63.0 million
--------------------------------------------------------------------------------
          July 2004                                 $65.0 million
--------------------------------------------------------------------------------
         August 2004                                $65.0 million
--------------------------------------------------------------------------------
       September 2004                               $65.0 million
--------------------------------------------------------------------------------
        October 2004                                $67.0 million
--------------------------------------------------------------------------------
        November 2004                               $67.0 million
--------------------------------------------------------------------------------
        December 2004                               $67.0 million
--------------------------------------------------------------------------------
        January 2005                                $70.0 million
--------------------------------------------------------------------------------
        February 2005                               $70.0 million
--------------------------------------------------------------------------------
         March 2005                                 $70.0 million
--------------------------------------------------------------------------------
         April 2005                                 $72.0 million
--------------------------------------------------------------------------------
          May 2005                                  $72.0 million
--------------------------------------------------------------------------------
          June 2005                                 $72.0 million
--------------------------------------------------------------------------------
          July 2005                                 $74.0 million
--------------------------------------------------------------------------------
         August 2005                                $74.0 million
--------------------------------------------------------------------------------
       September 2005                               $74.0 million
--------------------------------------------------------------------------------
        October 2005                                $76.0 million
--------------------------------------------------------------------------------
        November 2005                               $76.0 million
--------------------------------------------------------------------------------
        December 2005                               $76.0 million
--------------------------------------------------------------------------------
        January 2006                                $78.0 million
--------------------------------------------------------------------------------
        February 2006                               $78.0 million
--------------------------------------------------------------------------------
         March 2006                                 $78.0 million
--------------------------------------------------------------------------------
         April 2006                                 $80.0 million
--------------------------------------------------------------------------------
          May 2006                                  $80.0 million
--------------------------------------------------------------------------------
          June 2006                                 $80.0 million
--------------------------------------------------------------------------------
          July 2006                                 $82.0 million
--------------------------------------------------------------------------------
         August 2006                                $82.0 million
--------------------------------------------------------------------------------
       September 2006                               $82.0 million
--------------------------------------------------------------------------------
        October 2006                                $84.0 million
--------------------------------------------------------------------------------

                  Section 6.15. Capital Expenditures. The Borrower and its Subsidiaries shall not incur or make Capital Expenditures in an amount exceeding $15,000,000 during the fourth fiscal quarter of 2001, $45,000,000 during fiscal year 2002, $50,000,000 during fiscal year 2003, $55,000,000 during fiscal year 2004, $55,000,000 during fiscal year 2005, and $55,000,000 during fiscal year 2006.

                                  Article VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on Collateral having, in the aggregate, a value in excess of $500,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) any action taken by the Collateral Agent to release any such Lien in compliance with the provisions of this Agreement or any other Loan Document or (iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

                  (n) any default or other event shall have occurred under any document governing any Permitted Receivables Financing if the effect of such default or other event is to cause the termination of such Permitted Receivables Financing; or

                  (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  Article VIII

                                   The Agents

                  Each of the Lenders hereby irrevocably appoints each of the Agents as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder and may accept fees and other consideration from the Borrower for services in connection with the Loan Documents or otherwise without having to account for the same to the Lenders.

                  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by either of the banks serving as Agent or any of their Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or otherwise in the absence of its own gross negligence or willful misconduct as determined in a final judgement by a court of competent jurisdiction. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the validity, perfection, or priority of any Lien created by any of the Security Documents, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents or attorneys-in-fact appointed by such Agent. Each Agent and any such sub-agent or attorney-in-fact may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent or attorney-in-fact and to the Related Parties of each such Agent and any such sub-agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders and the Borrower and either Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and attorneys-in-fact and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  Except for action expressly required of either of the Agents by the Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.03(c) hereof in respect of such action.

                  Without limiting the foregoing, neither of the Agents shall have any liability or responsibility with respect to the sufficiency of the documents furnished pursuant to Section 4.01 hereof and shall not be required to, and shall not, take any action to enforce any of its or the Lenders' rights under, nor waive or amend any provision of, this Agreement or any of the other Loan Documents or any collateral, nor give any notice or make any request or demand or filing thereunder, except in each instance as and to the extent instructed to do so by the Required Lenders, and neither of the Agents shall have any liability for failure to take any action in the absence of such instructions, provided that each Agent will promptly send to the Lenders and the other Agent a copy of each notice, request or other document delivered to such Agent pursuant to the terms of this Agreement and other Loan Documents and will take such actions contemplated by the Loan Documents as the Required Lenders may reasonably instruct, except that nothing herein or in any other Loan Document shall require any Agent to take any action that in the reasonable opinion of such Agent would be contrary to the terms of this Agreement or applicable law or subject such Agent to personal liability.

                                   Article IX

                       Management Rights for Fund Lenders

                  Section 9.01. Management Rights.

                  (a) Borrower hereby agrees to confer upon each Fund Lender certain management rights so that the Loans may qualify as a "venture capital investment" within the meaning of Section 2510.3-101(d)(3)(i) of the Plan Assets Regulations. To the extent necessary, the Borrower shall amend its Certificate of Incorporation and By-laws to conform to the provisions of this Section 9.01. Therefore, each Fund Lender shall have the following rights and entitlements.

                      (i) Each Fund Lender shall be entitled, from time to time, to make proposals, recommendations and suggestions to the Board of Directors of Borrower relating to the business and affairs of Borrower and its Subsidiaries. The Board of Directors shall consider in good faith all proposals, recommendations and suggestions made by each Fund Lender pursuant to the foregoing sentence; provided, however, that nothing in this Section shall obligate, or be deemed to obligate, the Board of Directors to adopt or implement any proposal, recommendation or suggestion made by or on behalf of such Fund Lender.

                      (ii) Borrower shall permit each Fund Lender, at all reasonable times and at each Fund Lender's expense, to discuss the business and affairs of Borrower and its Subsidiaries with the Board of Directors and its officers and independent accountants (or their equivalents); provided, in all cases, that:

                      (A) Such Fund Lender shall give at least two (2) Business
                  Days prior written notice to an officer of Borrower identifying all Person(s) with whom such Fund Lender wishes to have discussions and specifying in reasonable detail the nature of the information sought from such Person(s) and the purpose(s) for which such Fund Lender wishes to obtain such information;

                      (B) during any discussion or at any meeting between such
                  Fund Lender and such Person(s), such Fund Lender shall not inquire into matters not specified in such notice; and

                      (C) Borrower shall have the right to have a
                  representative, in addition to the Person(s) being made available, present during any such discussion or meeting.

                      (iii) Borrower shall permit each Fund Lender, at all reasonable times and at such Fund Lender's expense, to examine such books, records, documents and other written information in the possession of Borrower relating to the affairs of Borrower and its Subsidiaries as such Fund Lender may reasonably request; provided, in all cases, that such Fund Lender shall give at least two (2) Business Days prior written notice to Borrower describing in reasonable detail the books, records, documents and other written information which such Fund Lender wishes to examine and specifying the purpose(s) for which such Fund Lender wishes to make such examination.

                      (iv) Borrower shall permit each Fund Lender, at all reasonable times and at such Fund Lender's expense, to visit and inspect the properties of Borrower and its Subsidiaries; provided, in all cases, that such Fund Lender shall give at least two (2) Business Days prior written notice to Borrower describing in reasonable detail the properties which such Fund Lender wishes to inspect and specifying the purpose(s) for which such Fund Lender wishes to make such inspection.

                      (v) Borrower shall inform each Fund Lender in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends or distributions, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the Certificate of Incorporation or By-laws (or their equivalents) with respect to Borrower or its Subsidiaries, and provide such Fund Lender with the opportunity to consult with Borrower with respect to such actions.

                      (vi) Each Fund Lender shall have the right to have a representative present at all meetings of the Board of Directors of the Borrower.

                  (b) Each Fund Lender hereby agrees that it will not request or otherwise seek to obtain any information pursuant to the foregoing provisions, and will not use (or permit to be used) any information obtained pursuant to the foregoing provisions, except for lawful purposes relating solely to each Fund Lender's interest as a Lender. Without limitation of the foregoing, each Fund Lender hereby agrees that it will not use (or permit to be used) any information obtained in connection with the foregoing provisions in any manner which is unlawful or is adverse or detrimental to Borrower. As a condition to exercising their examination and inspection rights under Section 9.01(a)(iii) and (iv) above, each Fund Lender shall be required to comply with Borrower's normal requirements regarding health, safety, security and operational matters.

                  Section 9.02. Termination; Transfer.

                  (a) Anything in this Agreement or elsewhere to the contrary notwithstanding, all of Borrower's obligations under this Article IX shall automatically terminate with respect to any Fund Lender if (i) such Fund Lender shall fail for any reason to perform or observe in any material respect the agreement on its part to be performed or observed under Section 9.01(b), and
(ii) such failure (if capable of being remedied) shall not be remedied within fifteen (15) Business Days after the date on which written notice thereof shall have been given to such Fund Lender by Borrower.

                  (b) In the event a Fund Lender transfers all or any portion of its investment in Borrower to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Assets Regulations, such transferee shall be afforded the same rights afforded to such Fund Lender hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

                                   Article X

                                  Miscellaneous

                  Section 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 501 Pearl Drive, St. Peter's, Missouri 63376, Attention of Treasurer (Telecopy No. (636) 474-5158);

                  (b) if to the Administrative Agent, to Citicorp USA, Inc., 2 Penns Way, Suite 200, New Castle, DE 19720, Attention of David Grabar (Telecopy No. (302) 894-6120);

                  (c) if to the Collateral Agent, to Citicorp USA, Inc., 2 Penns Way, Suite 200, New Castle, DE 19720, Attention of David Grabar (Telecopy No.
(302) 894-6120); and

                  (d) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  Section 10.02. Waivers; Amendments. (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 2.10(f), without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (viii) except in strict accordance with the express provisions of the Security Documents, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, or (ix) change the definition of "Interest Period" to include periods longer than six months; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Agents if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  Section 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Agents in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and
(ii) all reasonable out-of-pocket expenses incurred by such Agent, or any Lender, including the reasonable fees, charges and disbursements of any counsel for such Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify each Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Loan Transactions, (ii) any Loan or the use of the proceeds therefrom, (iii) any presence, Release or threatened Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Person of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Exposures and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loan Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  Section 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), provided that
(i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and
2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof.

                  Section 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the other parties hereto required by paragraph (a) of Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including any other rights of setoff) that such Lender may have.

                  Section 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 10.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Section 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         MEMC ELECTRONIC MATERIALS, INC.



                                         By  /s/ JAMES M. STOLZE
                                            -------------------------------
                                         Name: James M. Stolze
                                         Title: Executive Vice President,
                                                Chief Financial Officer



                                         By  /s/ KENNETH L. YOUNG
                                            -------------------------------
                                         Name: Kenneth L. Young
                                         Title: Treasurer



                                         CITICORP USA, INC.,
                                         individually and as Administrative
                                         Agent, and Collateral Agent



                                         By  /s/ EDWARD T. CROOK
                                            -------------------------------
                                         Name: Edward T. Crook
                                         Title: Managing Director and Vice
                                                President

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     TPG WAFER CREDIT PARTNERS LLC



                                         By:   /s/ RICHARD EKLEBERRY
                                            -------------------------------
                                         Name: Richard Ekleberry
                                         Title: Vice President

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     T3 PARALLEL PARTNERS II, L.P.



                                         By:   /s/ RICHARD EKLEBERRY
                                            -------------------------------
                                         Name: Richard Ekleberry
                                         Title: Vice President

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     T3 PARTNERS II, L.P.



                                         By:    /s/ RICHARD EKLEBERRY
                                            -------------------------------
                                         Name: Richard Ekleberry
                                         Title: Vice President

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     TCW/CRESCENT MEZZANINE PARTNERS III,
                                         L.P. AND TCW/CRESCENT MEZZANINE TRUST
                                         III
                                         By: TCW/Crescent Mezzanine Management
                                             III, L.L.C., as its Investment
                                             Manager

                                         By: TCW Asset Management Company, as
                                             Its Sub-Advisor



                                         By:  /s/ JEAN-MARK CHAPUS
                                            -------------------------------
                                         Name: Jean-Marc Chapus
                                         Title: Managing Director



                                         By:  /s/ JAMES C. SHEVLET, JR.
                                            -------------------------------
                                         Name: James C. Shevlet, Jr.
                                         Title: Senior Vice President

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     GREEN EQUITY INVESTORS III, L.P.
                                         By:  GEI Capital III, LLC, as its
                                              General Partner



                                         By:  /s/ JOHN DANHAKL
                                            -------------------------------
                                         Name: John Danhakl
                                         Title: Manager

                                         SIGNATURE PAGE TO THE REVOLVING CREDIT
                                         AGREEMENT DATED AS OF NOVEMBER 13,
                                         2001, among MEMC ELECTRONIC MATERIALS,
                                         INC., THE LENDERS, and CITICORP USA,
                                         INC., as Administrative Agent and
                                         Collateral Agent.


Name of Institution:                     GREEN EQUITY INVESTORS SIDE III, L.P.
                                         By: GEI Capital III, LLC, as its
                                             General Partner



                                         By:  /s/ JOHN DANHAKL
                                            -------------------------------
                                         Name: John Danhakl
                                         Title: Manager

                                                                       EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Revolving Credit Agreement dated as of November 13, 2001(as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and CITICORP USA, INC., as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the lenders. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning assigned to such terms in the Revolving Credit Agreement.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Revolving Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Revolving Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Revolving Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Revolving Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

          3. The Assignee (a) confirms that it has received a copy of the Revolving Credit Agreement, together with copies of the financial statements referred to in [Article III] thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Revolving Credit Agreement; and (c) confirms that it is a Person approved by all of the Lenders and is neither the Borrower nor any Subsidiary of the Borrower (an "Eligible Assignee"); (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Revolving Credit Agreement and the Security Agreement as are delegated to the Administrative Agent by the terms thereof, together with the such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Revolving Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Revolving Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Revolving Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Revolving Credit Agreement (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Revolving Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                               Schedule 1 to the
                                                       Assignment and Acceptance


Percentage interest assigned:                                           %
                                                              ----------
Assignee's Commitment:                                        $
                                                               ----------------
Aggregate outstanding principal amount of Loans assigned:     $
                                                               ----------------
Effective Date (1):                ,
                   ----------------  ----


                                           [NAME OF ASSIGNOR], as Assignor
                                           By
                                               ------------------------------
                                                 Title:
                                           Date:                 ,
                                                  ---------------  ----
                                           [NAME OF ASSIGNEE], as Assignee
                                           By
                                               ------------------------------
                                                 Title:
                                           Eurodollar Lending Office

                                           [ADDRESS]
Accepted this        day
of              ,
[     ], as Administrative Agent


By
    ------------------------------
         Title:
By
    ------------------------------
         Title:


--------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                                                       EXHIBIT E


                    PLEDGE AGREEMENT dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each subsidiary of the Borrower listed on
                    Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

     Reference is made to (a) the Revolving Credit Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and CITICORP USA, INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Subsidiary Pledgors and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Revolving Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Revolving Credit Agreement. The Pledgors have agreed to guarantee, among other things, all the obligations of the Borrower under the Revolving Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Revolving Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Revolving Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Revolver Obligations").

     Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

     SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Revolver Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it which are listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Interests"); provided that the Pledged Interests shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation or (iii) to the extent that applicable law requires that a Subsidiary of such Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses
(a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Interests, any Pledged Debt Securities or any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. The pledge of the Pledged Securities is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Borrower and MEMC Pasadena.

     TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

          (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

     SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

          (a) the Pledged Interests represent that percentage as set forth on
     Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

          (b) except for the security interest granted hereunder, such Pledgor
     (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

          (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

          (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Revolver Obligations;

          (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

          (g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

          (h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

          (i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

     SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

          (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Revolving Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Revolving Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

          (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

          (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Revolving Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

          (iv) With regard to the pledge of the shares of MEMC Electronic Materials S.p.A, the Collateral Agent shall take all reasonable actions required by applicable mandatory provisions of Italian law in order to enable the Pledgors to exercise all the rights to which the Pledgors are entitled under this Section 5.

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this
Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

     SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC (as defined in the Security Agreement) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Revolver Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Revolver Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 7. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

          FIRST, to the payment of all costs and reasonable expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Revolver Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

          SECOND, to the payment in full of the Revolver Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Revolver Obligations owed to them on the date of any such distribution);

          THIRD, to the payment in full of the Indenture Obligations outstanding; and

          FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

     (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 10.03 of the Revolving Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) Any amounts payable as provided hereunder shall be additional Revolver Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolver Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.10(c) of the Revolving Credit Agreement.

     SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Revolving Credit Agreement.

     SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

     SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

     SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Revolving Credit Agreement, any other Loan Document, any agreement with respect to any of the Revolver Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Revolver Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Revolver Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Revolver Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Revolver Obligations).

     SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Revolver Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Revolving Credit Agreement.

     (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Revolving Credit Agreement to any Person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the Revolving Credit Agreement, the security interest in such Collateral shall be automatically released.

     (c) In connection with any termination or release pursuant to paragraph (a) or (b) or Section 17, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

     SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Revolving Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at the address or telecopy number set forth on Schedule I, with a copy to the Borrower.

     SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

     SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. In the event that a Pledgor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

     SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making of the Loans by the Lenders regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Revolver Obligation remains unpaid and as long as the Commitments have not been terminated.

     (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Revolving Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

     SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 24. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Subsidiary Pledgor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Pledgor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Subsidiary Pledgor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Subsidiary Pledgor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Pledgor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.


     SECTION 25. Additional Pledgors. Pursuant to Section 5.12 of the Revolving Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Revolving Credit Agreement is required to enter into this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   MEMC ELECTRONIC MATERIALS, INC.


                                   By        /s/ JAMES M. STOLZE
                                      --------------------------------
                                   Name:    James M. Stolze
                                   Title:   Executive Vice President,
                                            Chief Financial Officer


                                   By        /s/ KENNETH L. YOUNG
                                      --------------------------------
                                   Name:    Kenneth L. Young
                                   Title:   Treasurer


                                   EACH OF THE OTHER SUBSIDIARIES LISTED ON
                                   SCHEDULE I HERETO,


                                   By        /s/ KENNETH L. YOUNG
                                      --------------------------------
                                   Name: Kenneth L. Young, in his capacity as Treasurer for each of the other Subsidiaries listed on Schedule I hereto


                                   CITICORP USA, INC., as Administrative
                                   Agent and Collateral Agent


                                   By       /s/ EDWARD T. CROOK
                                      --------------------------------
                                   Name:    Edward T. Crook
                                   Title:   Managing Director and Vice
                                            President

                                                                       EXHIBIT F

                         SECURITY AGREEMENT dated as of November 13, 2001, among
                    MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), each subsidiary of Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or "Guarantors"; and the Guarantors and Borrower are referred to collectively herein as the "Grantors") and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

     Reference is made to (a) the Revolving Credit Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among the Borrower, the lenders from time to time party thereto (the "Lenders") and Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Revolving Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower upon the terms and subject to the conditions specified in the Revolving Credit Agreement. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Revolving Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Revolving Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Revolving Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Revolver Obligations").

     Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

     "Accounts" means all "accounts" (as defined in UCC) of any Grantor and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

     "Accounts Receivable" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

     "Chattel Paper" has the meaning assigned to such term in the UCC.

     "Collateral" means all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property (h) Chattel Paper, (i) Instruments, (j) Deposit Accounts and (k) Proceeds.

     "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

     "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

     "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

     "Commodity Intermediary" means (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

     "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

     "Copyrights" means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

     "Deposit Accounts" has the meaning assigned to such term in the UCC.

     "Documents" means all instruments, promissory notes, files, records, ledger sheets and documents covering or relating to any of the Collateral.

     "Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

     "Equipment" means "equipment" (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

     "Financial Asset" means (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset means either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

     "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

     "General Intangibles" means all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

     "Instrument" has the meaning assigned to such term in the UCC.

     "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

     "Inventory" means "inventory" (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

     "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

     "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

     "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

     "Patents" means all of the following now owned or hereafter acquired by any
Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and
(b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

     "Perfection Certificate" means a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of the Borrower.

     "Proceeds" means "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and shall include , (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Revolver Obligations" has the meaning assigned to such term in the preliminary statement of this Agreement.

     "Revolving Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

     "Secured Parties" means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to a Hedging Agreement entered into with the Borrower or any Loan Party if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (f) the successors and assigns of each of the foregoing.

     "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

     "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

     "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

     "Security Interest" has the meaning assigned to such term in Section 2.01.

     "Security Intermediary" means (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Texas Instruments Agreements" means the Shareholders' Agreement dated as of May 16, 1995, by and between Texas Instruments Incorporated and the Borrower, as amended; Technology Transfer Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, the Borrower and MEMC Southwest Inc.; Texas Instruments Incorporated Purchase Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, MEMC Southwest Inc. and the Borrower, as amended; Master Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Chemical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Information Systems and Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Telephone Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Medical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Purchasing and Inventory Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Environmental, Health and Safety Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Borrower; Agreement Regarding Health & Dental Administrative Expenses dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Borrower.

     "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

     "Trademarks" means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state of New York.

     SECTION 1.02. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Revolving Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                Security Interest

     SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Revolver Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"), provided that the Security Interest shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation, (iii) the Texas Instruments Agreements, or (iv) any General Intangible that is, by its terms, not assignable, so long as the failure of the Grantors to maintain such General Intangible would not result in a Material Adverse Effect. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                         Representations and Warranties

     The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. The Security Interest granted hereby is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Borrower and MEMC Pasadena.

     SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Appropriately completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

     (b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Revolver Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss.261 or 15 U.S.C. ss.1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss.205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

                                   ARTICLE IV

                                    Covenants

     SECTION 4.01. Changes with respect to Collateral. Each of the Grantors shall promptly notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or (v) in its organization identification number or its Federal Taxpayer Identification Number. None of the Grantors shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement). Each Grantor shall promptly notify the Collateral Agent if any material portion of the Collateral owned or held by or on behalf of such Grantor is damaged or destroyed.

     SECTION 4.02. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

     SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

     SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

     SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party in accordance with and subject to the provisions set forth in
Section 10.12 of the Revolving Credit Agreement.

     SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Revolving Credit Agreement, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Revolving Credit Agreement or this Agreement and such failure shall continue beyond any applicable notice and cure period, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, provided that such indemnity shall not be available, as to the Collateral Agent and the Secured Parties, to the extent that such liability resulted from the gross negligence or willful misconduct of the Collateral Agent or a Secured Party.

     SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Revolving Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold or consigned in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Revolving Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

     SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, which consent shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

     SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Revolving Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, but is under no obligation to, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Revolver Obligations secured hereby.

     SECTION 4.12. Legend. If any Accounts Receivable of any Grantor are evidenced by Chattel Paper, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

     SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark, to the extent permitted by existing technology, any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

     (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any such Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly thereafter informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as are necessary or as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

     (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

     (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

     (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                    ARTICLE V

                                Power of Attorney

     Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                   ARTICLE VI

                                    Remedies

     SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Revolver Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Revolver Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

               FIRST, to the payment of all costs and reasonable expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Revolver Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

               SECOND, to the payment in full of the Revolver Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Revolver Obligations owed to them on the date of any such distribution)

               THIRD, to the payment in full of the Indenture Obligations outstanding; and

               FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.


     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  Miscellaneous

     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Revolving Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

     SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Revolving Credit Agreement, any other Loan Document, any agreement with respect to any of the Revolver Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Revolver Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Revolver Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Revolver Obligations or this Agreement.

     SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

     SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

     (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

     (c) Any such amounts payable as provided hereunder shall be additional Revolver Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

     SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Revolving Credit Agreement.

     SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

     SECTION 7.10. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

     SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 7.13. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Revolver Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Revolving Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

     SECTION 7.16. Additional Grantors. Pursuant to Section 5.12 of the Revolving Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Revolving Credit Agreement is required to enter in to this Agreement as a Grantor upon becoming a Subsidiary Loan Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                            MEMC ELECTRONIC MATERIALS, INC.



                            By        /s/ JAMES M. STOLZE
                               --------------------------------
                            Name:    James M. Stolze
                            Title:   Executive Vice President,
                                     Chief Financial Officer



                            By        /s/ KENNETH L. YOUNG
                               --------------------------------
                            Name:    Kenneth L. Young
                            Title:   Treasurer




                            EACH OF THE OTHER GUARANTORS LISTED ON
                            SCHEDULE I HERETO,




                            By        /s/ KENNETH L. YOUNG
                               --------------------------------
                            Name: Kenneth L. Young, in his capacity as Treasurer for each of the other Guarantors listed on Schedule I hereto




                            CITICORP USA, INC., as Administrative
                            Agent and Collateral Agent



                            By       /s/ EDWARD T. CROOK
                               --------------------------------
                            Name:    Edward T. Crook
                            Title:   Managing Director and Vice
                                     President

                                                                       EXHIBIT G

                           FORM OF NOTICE OF BORROWING


Citicorp USA, Inc., as Administrative Agent for the Lenders that are parties to the Revolving Credit Agreement referred to below

                                                                        , 200
                                                            ------------     ---

Ladies and Gentlemen:

     The undersigned, MEMC Electronic Materials, Inc., refer to the Revolving Credit Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified, the "Revolving Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, each of the Lenders parties thereto and Citicorp USA, Inc., as Administrative Agent and Collateral Agent, and hereby gives you notice, irrevocably, pursuant to Section
2.03 of the Revolving Credit Agreement, that the undersigned hereby wishes to borrow under the Revolving Credit Agreement and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing"):

     (i)   The Business Day of the Proposed Borrowing is  , 200[ ].

     (ii)  The aggregate amount of the Proposed Borrowing is $        .

     (iii) The Loans made in connection with the Proposed Borrowing will be [ABR/Eurodollar] Loans.

     (iv) [The initial Interest Period for each Loan made as part of the Proposed Borrowing is.](1)

     (v)   The proHceeds of the Proposed Borrowing are to be credited to the
           following account of the Borrower                 .

     [The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing, both immediately prior to the making of the related Loans and also after giving effect thereto and the intended use thereof:

          (a) no Default shall have occurred and be continuing; and

--------

(1)  Insert only in the case of Eurodollar Loans.

          (b) the representations and warranties made by the Borrower in the Loan Documents are true and complete on and as of the date of the Proposed Borrowing with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).](2)

                                                 Very truly yours,

                                                 MEMC ELECTRONIC MATERIALS, INC.


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



--------

(2) The certification in the bracketed paragraph shall not be required in connection with the initial $30,000,000 of Borrowings.